UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025 (September 18, 2025)

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Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On September 18, 2025, Empery Digital Inc., (the “Company”) received a notice of termination from Super Sonic Company Limited (“Super Sonic”) pursuant to which Super Sonic terminated that certain distribution agreement dated January 31, 2025 between the Company and Super Sonic (the “Super Sonic Agreement”) pursuant to which the Company served as Super Sonic’s exclusive distributor of certain of its golf cart products in the United States.

The termination, which was effective upon receipt of the notice from Super Sonic, was affected pursuant to Section 2.01 of the Super Sonic Agreement on the grounds that the Company has failed to meet the minimum purchase requirement under the Super Sonic Agreement for two consecutive months, which gives Super Sonic the right to immediately terminate the Super Sonic Agreement. The termination also eliminates any obligation of the Company to issue equity to Super Sonic pursuant to the terms of the Super Sonic Agreement. The Company is not subject to any early termination penalties related to the termination of the Super Sonic Agreement.

Prior to the termination, the Super Sonic Agreement would have required the Company to issue 1% of its outstanding shares of common stock for each 1,000 units ordered in 2025, up to 7,000 units. In addition, the Company would have been required to grant Super Sonic a board of director seat if the Company ordered up to 10,000 units before February 1, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empery Digital Inc.
(Registrant)

Date: September 18, 2025	/s/ Greg Endo
Greg Endo Chief Financial Officer

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